Exhibit 99.1

GameSquare Sells Non-Core Content Management Software

and PR Media Distribution Assets

Frisco, TX - June 3, 2024 - GameSquare Holdings, Inc. (“GameSquare”) (NASDAQ: GAME), announces that on May 31, 2024, GameSquare and its Frankly Media LLC subsidiary (“Frankly”) sold certain non-core assets. Immergo acquired Frankly’s Content Management Software (“CMS”) and XPR acquired Frankly’s PR distribution business. Combined Frankly’s CMS and PR distribution assets generated approximately $1.6 million in annual revenue, and GameSquare sold these non-core assets for a total consideration of $2.2 million that will be paid over a three-year period. GameSquare also removed approximately $2.3 million of annual operating expenses associated with these businesses.

“We continue to pursue strategies that streamline our business, add non-dilutive capital, and prioritize our high-growth, high-margin businesses. Over the past six months we have divested four non-core assets for a total consideration of nearly $16 million, while acquiring FaZe Clan in all stock for the equivalent of $14 million and sold 49% of FaZe Media to Matt Kalish for $11 million. Selling our non-core CMS and PR distribution assets also eliminates approximately $2.3 million of annual expenses, adding to our cost reduction strategies and our pursuit of profitability,” stated Justin Kenna, CEO of GameSquare.

“I am pleased to announce that recent non-core asset sales have been completed at an average valuation of approximately 1.4x trailing-12 month sales, compared to GameSquare’s current market cap of approximately 0.4x trailing 12-month proforma sales. I believe this reflects the strategies we are following to unlock and create value for our shareholders,” concluded Mr. Kenna.

ABOUT GAMESQUARE:

GameSquare’s (NASDAQ: GAME) mission is to revolutionize the way brands and game publishers connect with hard-to-reach Gen Z, Gen Alpha, and Millennial audiences. Our next generation media, entertainment, and technology capabilities drive compelling outcomes for creators and maximize our brand partners’ return on investment. Through our purpose-built platform, we provide award winning marketing and creative services, offer leading data and analytics solutions, and amplify awareness through Faze Clan, one of the most prominent and influential gaming organizations in the world. With an audience reach of 1 billion digitally native consumers across our media network and roster of creators, we are reshaping the landscape of digital media and immersive entertainment. GameSquare’s largest investors are Dallas Cowboys owner Jerry Jones and the Goff family.

Forward-Looking Information

This news release contains “forward-looking information” and “forward-looking statements” (collectively, “forward-looking statements”) within the meaning of the applicable securities legislation. All statements, other than statements of historical fact, are forward-looking statements and are based on expectations, estimates and projections as at the date of this news release. Any statement that involves discussions with respect to predictions, expectations, beliefs, plans, projections, objectives, assumptions, future events or performance (often but not always using phrases such as “expects”, or “does not expect”, “is expected”, “anticipates” or “does not anticipate”, “plans”, “budget”, “scheduled”, “forecasts”, “estimates”, “believes” or “intends” or variations of such words and phrases or stating that certain actions, events or results “may” or “could”, “would”, “might” or “will” be taken to occur or be achieved) are not statements of historical fact and may be forward-looking statements. In this news release, forward-looking statements relate, among other things, to: the Company’s future performance and revenue; continued growth and profitability; the Company’s ability to execute its business plan; and the proposed use of net proceeds of the Offering. These forward-looking statements are provided only to provide information currently available to us and are not intended to serve as and must not be relied on by any investor as, a guarantee, assurance or definitive statement of fact or probability. Forward-looking statements are necessarily based upon a number of estimates and assumptions which include, but are not limited to: the Company being able to grow its business and being able to execute on its business plan, the Company being able to complete and successfully integrate acquisitions, the Company being able to recognize and capitalize on opportunities and the Company continuing to attract qualified personnel to supports its development requirements. These assumptions, while considered reasonable, are subject to known and unknown risks, uncertainties, and other factors which may cause the actual results and future events to differ materially from those expressed or implied by such forward-looking statements. Such factors include, but are not limited to: the Company’s ability to achieve its objectives, the Company successfully executing its growth strategy, the ability of the Company to obtain future financings or complete offerings on acceptable terms, failure to leverage the Company’s portfolio across entertainment and media platforms, dependence on the Company’s key personnel and general business, economic, competitive, political and social uncertainties including impact of the COVID-19 pandemic and any variants. These risk factors are not intended to represent a complete list of the factors that could affect the Company which are discussed in the Company’s most recent MD&A. There can be no assurance that forward-looking statements will prove to be accurate, as actual results and future events could differ materially from those anticipated in such statements. Accordingly, readers should not place undue reliance on the forward-looking statements and information contained in this news release. GameSquare assumes no obligation to update the forward-looking statements of beliefs, opinions, projections, or other factors, should they change, except as required by law.

Corporate Contact

Lou Schwartz, President

Phone: (216) 464-6400

Email: ir@gamesquare.com

Investor Relations

Andrew Berger

Phone: (216) 464-6400

Email: ir@gamesquare.com

Media Relations

Chelsey Northern / The Untold

Phone: (254) 855-4028

Email: pr@gamesquare.com